Exhibit 99.1

Contact:
	Media	Investors
	Brad Bishop	Sean O’Hara
	574/372-4291	574/371-8032
	bradley.bishop@zimmer.com	sean.f.ohara@zimmer.com

Sam Leno
574/372-4790
sam.leno@zimmer.com
Zimmer Holdings, Inc. Adopts Majority Voting for Director Elections
(WARSAW, IND) September 18, 2006 — Zimmer Holdings, Inc. (NYSE and SWX:ZMH) announced today that its Board of Directors has amended the company’s By-Laws to adopt a majority vote standard for the election of directors in uncontested elections. Previously, directors were elected under a plurality vote standard, meaning the candidates receiving the most votes would win without regard to whether those votes constituted a majority of the shares voting at the meeting. Contested elections (where there are more nominees than directors to be elected) will continue to use the plurality vote standard.
The By-Laws as amended also include a director resignation policy which will require an incumbent director who does not receive a majority of the votes cast to tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Corporate Governance Committee will evaluate the tendered resignation and will make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. The Board of Directors will publicly disclose its decision and the rationale behind it within 90 days of the certification of election results.
The Board of Directors has also amended the company’s Corporate Governance Guidelines to incorporate the director resignation policy.
Additional information regarding the Company’s corporate governance is available at http://investor.zimmer.com/governance.cfm

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2005 sales were approximately $3.3 billion. The Company is supported by the efforts of more than 6,700 employees worldwide.
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Visit Zimmer on the Worldwide Web at www.zimmer.com
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the outcome of the Department of Justice investigations announced in March 2005 and June 2006, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward- looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.